SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ______________________________

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of report (date of earliest event reported): November 15, 2002




                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)





         Texas                      0-4690                       74-2126975
(State or other            (Commission file number)          I.R.S. employer
jurisdiction of                                             (identification no.)
incorporation)





                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (512) 404-5000




                         ______________________________

Item 5.Other Events

On November 15, 2002, the Registrant released its earnings report for the three-month and nine- month periods ended September 30, 2002.

In addition, the Registrant announced that it has revised its financial results for the quarter ended June 30, 2002, to record certain policyholder benefits that were incurred but not recognized in that quarter. Such amounts were identified during review procedures that were initiated and completed in connection with the preparation of the financial statements for the quarter ended September 30, 2002. The revisions relate to death benefits for a relatively new annuity product line, and resulted in an increase in policyholder benefits and expenses of approximately $1.4 million (pre-tax) above the amounts that were previously reported for the quarter ended June 30, 2002. As revised, net income for the three months ended June 30, 2002 was $0.2 million (basic and diluted earnings of $0.02 per common share). For the six-month period ended June 30, 2002, net income before the cumulative effect of change in accounting principle, as revised, was $1.4 million (basic and diluted earnings of $0.14 per common share). The Company has filed an amendment to its 10-Q filing for the second quarter of 2002. These revisions do not affect the financial statements for the nine-month period ended September 30, 2002.

In a separate press announcement on November 15, 2002, the Registrant announced that the Board of Directors has appointed George M. Wise, III as Chief Financial Officer. The announcement also commented in general terms on the Company's strategic direction.

Except for historical factual information set forth in this Form 8-K, the information contained herein relating to the future development of the Company's business constitutes forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs and are subject to known and unknown risks, uncertainties and other factors contemplated by the forward-looking statements. There can be no assurance that factors not currently anticipated by management will not materially and adversely affect FIC.

Exhibits.

        99.1*    -       Press Release dated November 15, 2002
        99.2*    -       Press Release dated November 15, 2002

______________
* Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FINANCIAL INDUSTRIES CORPORATION



Date: November 18, 2002                 By:      /s/ Eugene E. Payne
                                             __________________________________
                                             Eugene E. Payne
                                             Chief Executive Officer

                                  Exhibit 99.1

FOR IMMEDIATE RELEASE
November 15, 2002

FOR MORE INFORMATION CONTACT
Robert Bender
512-404-5080

                   FINANCIAL INDUSTRIES CORPORATION ANNOUNCES
             THIRD QUARTER RESULTS AND RESTATEMENT OF SECOND QUARTER

RESULTS

AUSTIN, Texas -- (BUSINESS WIRE) -- On November 14, 2002, Financial Industries Corporation ("FIC") reported net income for the nine-month period ended September 30, 2002 of $17,995,000 (or $1.89 basic and $1.87 on a diluted basis per common share) on revenues of $92,760,000, as compared to net income of $8,655,000 (or $1.19 basic and $1.18 on a diluted basis per common share) on revenues of $66,682,000 for the same period in 2001. Net income for the period ended September 30, 2002 before the cumulative effect of change in accounting principle was $2,268,000 (basic and diluted earnings of $0.24 per common share).

Net income for the three-month period ended September 30, 2002 was $899,000 (or $0.09 on a basic and diluted basis per common share) on revenues of $30,519,000 as compared to net income of $3,806,000 (basic and diluted earnings of $0.40 per common share) on revenues of $33,965,000 for the three-month period ended September 30, 2001.

Earnings per share for the nine months ended September 30, 2002 were affected by the increase in the number of FIC's common shares outstanding due to the May 18, 2001 merger (the "Merger") between FIC and InterContinental Life Corporation ("ILCO"). Prior to the Merger, FIC owned approximately 48% of ILCO. As of September 30, 2002, the number of FIC's weighted average common shares outstanding was 9,543,000, as compared to weighted average shares outstanding of 7,261,000 as of September 30, 2001. The September 30, 2001 average weighted shares outstanding takes into account the fact that additional shares were issued on May 18, 2001 due to the Merger and were outstanding only for the period from May 18, 2001 to September 30, 2001. Additionally, net income and earnings per share were affected by the cumulative effect of a change in accounting principle of $15.7 million. This amount represents the excess of fair value of net assets acquired over cost as of the beginning of 2002 related to the Merger. The Company recorded this cumulative effect in conjunction with adopting Statement of Financial Accounting Standards No. 141 (FAS 141), "Business Combinations," in the first quarter of 2002, as required by FAS 141.

Earnings per share have been calculated in accordance with FAS No.128, which requires that earnings per share be presented on both a basic and diluted basis. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were converted or exercised.

The Company also announced that it will revise its financial results for the quarter ended June 30, 2002, to record certain policyholder benefits that were incurred but not recognized in that quarter. Such amounts were identified during review procedures that were initiated and completed in connection with the preparation of the financial statements for the quarter ended September 30, 2002. The revisions relate to death benefits for a relatively new annuity product line, and resulted in an increase in policyholder benefits and expenses of approximately $1.4 million (pre-tax) above the amounts that were previously reported for the quarter ended June 30, 2002. As revised, net income for the three months ended June 30, 2002 was $0.2 million (basic and diluted earnings of $0.02 per common share). For the six-month period ended June 30, 2002, net income before the cumulative effect of change in accounting principle, as revised, was $1.4 million (basic and diluted earnings of $0.14 per common share). The Company will file an amendment to its 10-Q filing for the second quarter of 2002. These revisions do not affect the financial statements for the nine-month period ended September 30, 2002.


9-Mos (ending 9/30)                                2002                 2001

Net income                                      $17,995,000         $ 8,655,000
Net income before cumulative
 effect of change in accounting
 principle                                      $ 2,268,000         $ 8,655,000
Cumulative effect of change in
  accounting principle                          $15,727,000         $         0
Revenues                                        $92,760,000         $66,682,000
Earnings Per Share (Basic)
 Before Cumulative effect of
  change in accounting principle                $     0.24          $      1.19
 Cumulative effect of change in
  accounting principle                          $     1.65          $         0
 Basic earnings per share                       $     1.89          $      1.19
Earnings Per share (Diluted)
 Before Cumulative effect of
  change in accounting principle                $     0.24          $      1.18
 Cumulative effect of change in
  accounting principle                          $     1.63          $         0
 Diluted earnings per share                     $     1.87          $      1.18

Financial Industries Corporation, through its various subsidiaries, markets and underwrites individual life insurance and annuity products. The Company's NASDAQ symbol is FNIN. For more information on FIC, go to http://www.ficgroup.com on the Internet.

                                  Exhibit 99.2



(BW) (Financial Industries Corporation) (FNIN) -- FINANCIAL INDUSTRIES CORPORATION NAMES NEW CHIEF FINANCIAL OFFICER, ANNOUNCES NEW
STRATEGIC DIRECTION.


AUSTIN, Texas -- (BUSINESS WIRE) -- November 15, 2002 -- Financial Industries Corporation (FIC) (NASDAQ: FNIN) announced today that George M. Wise III has been appointed Chief Financial Officer of the Austin, TX based holding company. The announcement follows the November 4th appointment of Eugene E. Payne Ph.D. as President, CEO and Chairman of the Board, and completes a reorganization of the executive management team to reflect the new strategic direction the company will aggressively pursue.

Effective November 15, Wise replaces Jeffrey H. Demgen as CFO. Demgen returns to Chief Marketing & Sales Officer, a position he previously held for over 5 years. Thomas C. Richmond with 14 years company experience and Theodore A. Fleron with over thirty years experience in the insurance industry round out the management team as Chief Operations Officer and General Counsel respectively.

Wise, a Fellow of the Society of Actuaries and member of the American Academy of Actuaries, recently served as President and Consulting Actuary for Austin-based Wise, Mitchell & Associates where he provided consulting services to various life insurance companies including affiliates of FIC. He has more than 18 years of insurance experience specializing in acquisition analysis, product development and profitability analysis.

Payne said Wise's appointment is a critical part of a reorganization designed to refocus on the Company's new strategic direction. "FIC is re-energized and dedicated to rapidly and aggressively correcting circumstances that contributed to lower than expected results in the past. Our new strategy is a total recommitment to profitable growth through both new acquisitions and sales," said Payne.

The principle problems FIC has identified for immediate action are sales expenses, a decline in investment income, and operating expenses in some areas. FIC has already undertaken cost cutting measures to quickly streamline sales costs while focusing sales energy on their most profitable markets and continuing to enhance its leadership position in the mortgage life insurance niche. Additionally, the company is developing a new diversified strategy for investments to enhance earnings while maintaining its tradition of conservative investment risk. But it is a re-invigorated acquisition strategy that Payne identifies as the greatest potential. Payne, until his early retirement from the company in 1999, served for 12 years as a leading member of the management team that guided the company to impressive equity growth when Fortune magazine listed FIC as the 21st top long-term growth companies in the nation. "There are many exciting opportunities where carefully chosen, well-executed acquisitions can be used to substantially grow this company. The first step was to ensure that we have the experienced leadership in place. Now, with the addition of George Wise and his wealth of acquisition experience, we have the ingredients to reenergize the company and aggressively pursue our acquisition strategy."

The information in this release relating to the Company's operations and financial results, future business developments, and contingencies and uncertainties constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995.

Financial Industries Corporation (FIC), through its various subsidiaries, markets and underwrites individual life insurance and annuity products. For more information on FIC, go to on the Internet.

For more information contact:
Robert Bender
512-404-5080